Exhibit 99.3

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements, the reports thereon, the notes thereto and supplementary data commence at page F-1.

The following table presents certain unaudited quarterly financial information concerning the Company’s results of operations for each of the two years indicated below. The information should be read in conjunction with the historical consolidated financial statements of the Company and the notes thereto appearing elsewhere in this Annual Report on Form 10-K.

CONSOLIDATED QUARTERLY FINANCIAL DATA OF THE COMPANY

	Quarter Ended 2003
	(unaudited)
	December 31	September 30	June 30	March 31
	(Dollars in thousands, except per share data)
Interest income	$25,054	$21,365	$22,214	$22,212
Interest expense	6,650	6,375	6,653	6,668

Net interest income	18,404	14,990	15,561	15,544
Provision for credit losses	123	120	120	120

Net interest income after provision	18,281	14,870	15,441	15,424
Noninterest income	4,796	4,326	4,005	3,839
Noninterest expense	12,458	9,707	9,925	9,931

Income before income taxes	10,619	9,489	9,521	9,332
Provision for income taxes	3,427	3,019	3,024	2,943

Net income	$7,192	$6,470	$6,497	$6,389

Earnings per share:

Basic	$0.36	$0.34	$0.34	$0.34

Diluted	$0.35	$0.34	$0.34	$0.33

	Quarter Ended 2002
	(unaudited)
	December 31	September 30	June 30	March 31
	(Dollars in thousands, except per share data)
Interest income	$22,837	$20,419	$19,106	$18,380
Interest expense	7,430	7,003	6,795	6,873

Net interest income	15,407	13,416	12,311	11,507
Provision for credit losses	650	120	120	120

Net interest income after provision	14,757	13,296	12,191	11,387
Noninterest income	4,164	2,908	2,342	2,180
Noninterest expense	9,574	7,982	7,629	7,164

Income before income taxes	9,347	8,222	6,904	6,403
Provision for income taxes	2,965	2,569	2,109	1,912

Net income	6,382	$5,653	$4,795	$4,491

Earnings per share:

Basic	$0.34	$0.33	$0.30	$0.28

Diluted	$0.33	$0.32	$0.29	$0.27